EXHIBIT (10)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Supplement to the Prospectus and to the use, in this Initial Registration Statement for ML of New York Variable Annuity Separate Account A (File No. 811-06466) on Form N-4, of our reports: (1) dated April 11, 2014, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company, and (2) dated April 21, 2014, with respect to the financial statements of the subaccounts of the ML of New York Variable Annuity Separate Account A, which are available for investment by owners of the Merrill Lynch Retirement Plus.

/s/Ernst & Young, LLP

Des Moines, IA

July 1, 2014